Exhibit 99.1
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INTERNATIONAL WIRE GROUP, INC. COMPLETES ITS EXIT FROM THE INSULATED WIRE
BUSINESS

Camden, NY -July 5, 2006 - International Wire Group, Inc. (ITWG. PK), announced today the closing of the previously announced sales of its insulated wire subsidiaries in the Philippines and Mexico to Draka Holding N.V. and Draka Mexico Holding, S.A. de C.V. ("Draka"). These transactions, together with the sale of certain U.S. insulated wire assets to Copperfield, LLC in November 2005 and the subsequent collection of retained accounts receivable, complete IWG's exit from the insulated wire business.

Mark K. Holdsworth, Chairman of the Board of Directors of IWG, said, "The Draka transactions, which closed on July 3, 2006, complete the process of exiting the insulated wire business world-wide. Net cash proceeds from the exit of the insulated wire business since November 2005 total approximately $75 million. We are quite pleased with the results of this important strategic initiative. Moreover, we were also able to complete the acquisition of IWG High Performance Conductors, Inc. on March 31, 2006, and establish a strong market presence in specialty high-performance conductors for the aerospace, medical device and sensor industries."

Rodney D. Kent, Chief Executive Officer, stated, "In addition to strengthening our balance sheet, the exit from the insulated wire business will help facilitate our continued focus on growing key areas within our core bare wire markets and specialty high-performance conductors business." Mr. Kent added, "The Company continues to grow in these two businesses, and with substantial scale, we expect to continue to be able to better serve our customer needs."

International Wire Group, Inc is a manufacturer and marketer of wire products, including bare, silver-plated, nickel-plated and tin-plated copper wire, for other wire suppliers and original equipment manufacturers or "OEMs". Their products include a broad spectrum of copper wire configurations and gauges with a variety of electrical and conductive characteristics and are utilized by a wide variety of customers primarily in the aerospace, appliance, automotive, electronics and data communications, industrial/energy and medical device industries. The Company manufactures and distributes its products at 13 facilities located in the United States, Belgium, France and Italy.

         FORWARD-LOOKING INFORMATION IS SUBJECT TO RISK AND UNCERTAINTY

Certain statements in this report may constitute "forward-looking" statements within the meaning of the Private Litigation Reform Act of 1995. Words such as "expects," "intends," "plans," "projects," "believes," "estimates," and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking

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statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Our actual results and future trends may differ materially depending on a variety of factors, including the continued operation, viability and growth of customers, production rate increases and decreases, acquisition and divestiture plans, and other cost-reduction and productivity efforts; performance issues with key suppliers, subcontractors and customers; global trade policies; worldwide political stability; domestic and international economic conditions; price escalation; legal and investigatory proceedings; and other economic, political and technological risks and uncertainties. For further information about IWG's principal risks and uncertainties, see IWG's Form 10-K and other filings with the Securities and Exchange Commission.


Contact:
International Wire Group, Inc.
Glenn J. Holler
Senior Vice President and CFO
314-719-1000




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